EXHIBIT 99.2

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT ACQUIRES A $51 MILLION
APARTMENT COMMUNITY NEAR ATLANTA
Represents REIT’s Second Atlanta-area Acquisition

IRVINE, Calif., March 13, 2015 – Steadfast Apartment REIT announced today the acquisition of Preston Hills at Mill Creek, a 464-unit apartment community in Buford, Ga., just 35 miles from downtown Atlanta, for $51 million. The REIT has now invested over $350 million in nine apartment communities in six Midwestern and Southern States.
“Preston Hills at Mill Creek is in a prime location that offers residents easy access to Atlanta’s growing economy. Additionally, it is proximate to the Mall of Georgia, Coolray Field and Lake Lanier for a high-end suburban lifestyle experience,” said Ella Shaw Neyland, president of Steadfast Apartment REIT. “We believe these factors will continue to attract more residents to the area, which will bode well for this community.”
Preston Hills at Mill Creek was constructed in 2000 on 43 acres with 17 three- and four-story apartment buildings, a clubhouse and two amenity buildings. The apartment community is currently just over 90% occupied, and features one-, two‐ and three-bedroom floor plans that range from 882 to 1,426 square feet. The apartment homes are fitted with vaulted ceilings, fully equipped kitchens with breakfast bars, crown molding, ceiling fans, private balconies/patios and Roman bathtubs in select units. Average in-place rents are $899.

A varied amenity package completes the Preston Hills at Mill Creek living experience, including two resort-style swimming pools, a clubhouse, tennis court, two fitness centers, volleyball court, detached garages, business center, playground, spa and valet dry cleaning.
Steadfast Apartment REIT will initiate a moderate revitalization strategy at Preston Hills at Mill Creek that will encompass appliance upgrades, kitchen and bathroom fixture replacements, new ceiling fans and lighting, and new hardware throughout the units. In addition to interior improvements, a comprehensive exterior value enhancement program will renovate the clubhouse, repair and upgrade the pools, replace signage and refresh the landscaping.
Located within the thriving employment center along the I-85 and Highway 316 corridor, Preston Hills at Mill Creek is supported by a diverse job market and growing population. An influx of recent high-profile employers, including two Fortune 500 companies, educational institutions, medical centers and retail have moved to the area—bolstering the long-term apartment outlook.
Preston Hills at Mill Creek represents Steadfast Apartment REIT’s second Atlanta-area apartment community, previously acquiring the Residences on McGinnis Ferry in nearby Suwanee, Ga. in October 2014.
About Steadfast Apartment REIT
Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.